Exhibit 99.1

NEWS…	Contact:	Lisa Hathcoat
January 24, 2007		(813) 282-1225
FOR IMMEDIATE RELEASE

OSI RESTAURANT PARTNERS, INC.
ANNOUNCES QUARTERLY DIVIDEND

Tampa, Florida, January 24, 2007 -- The Board of Directors of OSI Restaurant Partners, Inc. (NYSE: OSI) at its regular meeting held on January 23, 2007, declared a quarterly dividend of $0.13 per share of the Company’s common stock. The dividend is payable on March 2, 2007 to shareholders of record as of February 16, 2007.

The OSI Restaurant Partners, Inc. restaurant system operates 948 Outback Steakhouses, 229 Carrabba's Italian Grills, 119 Bonefish Grills, 45 Fleming’s Prime Steakhouse and Wine Bars, 23 Roy’s, five Lee Roy Selmon’s, one Blue Coral Seafood and Spirits and 38 Cheeseburger in Paradise restaurants in 50 states and 20 countries internationally.

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